                                                                       EXHIBIT 5

[LOGO] KILPATRICK                                 Suite 2800  1100 Peachtree St.
       STOCKTON LLP                                        Atlanta GA 30309-4530
                                                  t 404 815 6500  f 404 815 6555
       Attorneys at Law                               www.KilpatrickStockton.com


January 7, 2005


Community Banks of Georgia, Inc.
15 Mountainside Drive
Jasper, Georgia 30143

                Re:   Registration Statement on S-8 for the
                      Community Banks of Georgia, Inc. 2000 Stock Incentive Plan

Ladies and Gentlemen:

        We have acted as counsel for Community Banks of Georgia, Inc., a Georgia corporation (the "Company"), in the preparation of its Registration Statement on Form S-8 (the "Registration Statement") relating to the 75,000 shares of common stock, par value $5.00 per share, of the Company (the "Common Stock") that have been authorized for possible awards and issuance pursuant to the Company's 2000 Stock Incentive Plan (the "Plan").

        In such capacity, we have examined the originals or copies of such documents, corporate records, certificates of public officials and officers of the Company, and other instruments related to the authorization and issuance of the Common Stock as we deemed relevant or necessary for the opinion expressed herein. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate.

        Based on and subject to the foregoing, it is our opinion that the Plan, and the 75,000 shares of Common Stock that may be awarded and issued pursuant to and in accordance with the provisions thereof, have been duly authorized by appropriate corporate actions and approved by the Board of Directors and shareholders of the Company, and that the shares, when issued in accordance with the terms and conditions of the Plan, will be validly issued, fully paid and nonassessable

        We hereby consent to the filing of this opinion as an exhibit to said Registration Statement and any amendments thereto.

                                        KILPATRICK STOCKTON LLP


                                        By:     /s/ Richard R. Cheatham
                                           -------------------------------------